Exhibit B-5

                                                            FILED
                                                      FEB 06 2001
                                                    /s/Matt Blunt
                                               SECRETARY OF STATE



                                                State of Missouri
                        Rebecca McDowell Cook, Secretary of State

(SEAL OF THE SECRETARY OF STATE
MISSOURI)

Corporations Division
P.O. Box 778, Jefferson City, MO 65102

                    James C. Kirkpatrick State Information Center
            600 W. Main Street, Rm 322, Jefferson City, Mo. 65101


                    Articles of Incorporation
                 (to be submitted in duplicate)

The undersigned natural person(s) of the age of eighteen years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopt the following
Articles of Incorporation:

                           Article One

The name of the corporation is Great Plains Power Incorporated.


                           Article Two

The address, including street and number, if any, of the corporation's initial registered office in this state is 1201
Walnut, Kansas City, Missouri 64106 and the name of its initial agent at such address is Jeanie Sell Latz.


                          Article Three

The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue shall be:

     Five Hundred (500) shares, all of which shall be no par common stock.

The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect to the shares of each class are as follows:

     There shall be no preferences, qualifications, limitations, restrictions, or special or relative rights, including convertible rights, in respect to the shares herein authorized.


                          Article Four

The extent, if any, to which the preemptive right of a shareholder to acquire additional shares is limited or denied.

     No holder of outstanding shares of any class shall have any preemptive right to subscribe for or acquire shares of stock or any securities of any kind issued by the Corporation.


                          Article Five

The name and place of residence of each incorporator is as follows:

      Name                 Street                   City

Marcus Jackson    10205 West 121st Street    Overland Park, KS


                           Article Six
    (Designate which and complete the applicable paragraph.)

  (X) The number of directors to constitute the first board of directors is ten (10). Thereafter the number of directors shall be fixed by, or in the manner provided by the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change. (NOTE:
       If the number of directors is to be one or two, do not check this box.)

     OR

  ( ) The number of directors to constitute the board of directors is _____. (The number of directors to constitute the board of directors must be stated herein if there are to be less than three directors. The person to constitute the first board of directors may, but not need, be named.)


                          Article Seven

The duration of the corporation is perpetual. (indicate either perpetual or the date the corporation expires)


                          Article Eight

The corporation is formed for the following purposes:

     To acquire or build generation facilities or to engage in any other lawful purpose.

     IN WITNESS WHEREOF, these Articles of Incorporation have been signed on February 6, 2001 (month/day/year).

 /s/Marcus Jackson               Marcus Jackson
 Signature                       Printed Name

 State of MISSOURI     )
                       ) ss
 County of JACKSON     )

     I, Jacquetta L. Hartman, A Notary Public, do hereby certify that on February 6, 2001, personally appeared before me Marcus Jackson, who being duly sworn by me, acknowledged that he/she signed as his/her own free act and deed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

(Notarial Seal or Stamp)     /s/Jacquetta L. Hartman
(Jacquetta L. Hartman        Notary Public
Notary Public-Notary Seal    My Commission Expires April 8, 2004
STATE OF MISSOURI
RAY COUNTY                   My County of Commission Ray
MY COMMISSION EXP.
APR. 8, 2004)

                                                            FILED
                                                      FEB 06 2001
                                                    /s/Matt Blunt
                                               SECRETARY OF STATE